UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2023

Forestar Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33662	26-1336998
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2221 E. Lamar Blvd., Suite 790, Arlington, Texas 76006

(Address of principal executive offices)

(817) 769-1860

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $1.00 per share	FOR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

On November 28, 2023, Forestar Group Inc. (“the Company”) announced the upcoming retirement of Daniel C. Bartok, President and Chief Executive Officer, effective January 1, 2024. On November 27, 2023, the Board of Directors appointed Anthony W. Oxley, age 59, as President and Chief Executive Officer, effective January 1, 2024. Mr. Oxley will serve as the Company’s Principal Executive Officer.

Mr. Oxley will join the Company from D.R. Horton, Inc. (“D.R. Horton”), where he currently serves as Senior Vice President – Business Development. Mr. Oxley has held various roles over his 25-year tenure at D.R. Horton and has been active in all aspects of land acquisition, land development, homebuilding and day-to-day division operations. He has served as Division President in several large markets including Atlanta and Nashville, and his corporate responsibilities over the past decade include serving as Regional Operations Manager, National Director of REO Acquisitions and Regional Acquisitions Manager. In Mr. Oxley’s current role as D.R. Horton’s Senior Vice President – Business Development, he oversees all M&A activity and new market opportunities for start-up divisions, in addition to being integrally involved in D.R. Horton’s relationships in strategic land banking and land development. Mr. Oxley is also responsible for D.R. Horton’s property, technology and innovation investments.

Mr. Oxley holds a Bachelor’s degree from the University of Northern Iowa and a Juris Doctorate from Emory University. Prior to joining D.R. Horton in 1998, he was a partner in the law firm of Hyatt & Stubblefield, P.C. in Atlanta.

Mr. Oxley is expected to be a “named executive officer” in the Company’s proxy statement for the Company’s fiscal year 2024 and will be a Section 16 reporting person.

Mr. Oxley does not have a family relationship with any of the Company’s officers or directors and has no direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Compensation Committee of the Board of Directors of the Company approved compensation for Mr. Oxley consisting of an annual base salary of $420,000. Additional compensation will be considered for Mr. Oxley by the Compensation Committee of the Board at a later date. The Company intends to enter into its standard officer indemnification agreement with Mr. Oxley, effective January 1, 2024.

Mr. Bartok is expected to support the Company in a consulting role for an extended period of time. The Compensation Committee of the Board will review compensation for such consulting role in the coming weeks.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Press Release dated November 28, 2023 announcing the retirement of Daniel C. Bartok and naming Anthony W. Oxley as CEO.

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forestar Group Inc.

Date: November 28, 2023	By:	/s/ ASHLEY DAGLEY
Ashley Dagley
Senior Vice President and Corporate Secretary